Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of Precision BioSciences, Inc. dated February 21, 2019 (March 18, 2019 as to Note 15) included in the Prospectus of Precision BioSciences, Inc. filed pursuant to Rule 424(b)(4) under the Securities Act.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina

April 1, 2019